Exhibit 99.2

IVAX CORPORATION FORM OF ELECTION

Pursuant to the terms of the Agreement and Plan of Merger, as described and set forth in the joint proxy statement/prospectus dated September 23, 2005, upon consummation of the merger each share of IVAX Corporation will be converted into the right to receive either Teva Pharmaceutical Industries Limited ordinary shares evidenced by American Depository Receipts (ADRs) or cash. As an IVAX Corporation shareholder, you are being given the opportunity to elect for each IVAX share:

• 0.8471 Teva ADRs (the “stock election”) or

• $26.00 in cash (the “cash election”).

Your election is subject to certain proration rules, as described in the joint proxy statement/ prospectus.

I/we the undersigned surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of IVAX Corporation common stock represented by the enclosed certificates, have full authority to surrender these certificate(s) and give the instructions in this Form of Election and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

2 SUBSTITUTE FORM W-9
PLEASE INSERT YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER AND CERTIFY BY SIGNING BELOW.

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. l am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:                                          Date:

1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X                                                          |                       |

Signature of Shareholder                             Date                 Daytime Telephone #

X                                                          |                       |

Signature of Shareholder                             Date                 Daytime Telephone #

PLACE AN X IN ONE ELECTION BOX ONLY

3  ☐  All Stock Election (ADRs)    4  ☐  All Cash Election

5  ☐  No Election

6  ☐  Combination*    Cash                      Stock

                                               Shares                        Shares

* Any remaining shares will be deemed non-electing shares.

LOST, MISSING OR DESTROYED CERTIFICATE(S): If you cannot produce some or all of your IVAX Corporation stock certificate(s), you must contact Mellon Investor Services LLC, the Transfer Agent, at 1-800-839-2616.

7 DESCRIPTION OF IVAX CORPORATION STOCK SURRENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Certificate(s))	Certificate(s) and IVAX Stock Surrendered (Attach additional list, if necessary)
	Certificate Number(s)*	Total Number of Shares Evidenced By Certificate(s)*

Total IVAX Shares

*Please list all of your Certificate(s) that you are surrendering with the Form of Election. If the space above is inadequate, the Certificate(s) and number of shares of IVAX stock should be listed on a separate page and attached to this Form of Election.

8 Special Transfer Instructions
If you want your Teva Pharmaceutical Industries Limited ADRs, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

9 Special Delivery Instructions
If you want your Teva Pharmaceutical Industries Limited ADRs, check for fractional shares, and/or check for cash to be delivered to someone other than the undersigned, or to the undersigned at an address other than shown in the box above, fill in this section with the new delivery information.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

If the Exchange Agent has not RECEIVED an effective Form of Election from a holder of shares of IVAX Corporation Common Stock at the Exchange Agent’s designated office by 5:00 p.m., local time, on or prior to the Election Date (as defined below), such holder shall be deemed to have made no election and such holder’s shares of IVAX Corporation Common Stock shall be deemed to be Non-Electing Shares (as defined in the Merger Agreement). The “Election Date” is either (1) October 27, 2005, which is the date of the special meeting of IVAX shareholders called to adopt the Merger Agreement or, (2) if the closing date is more than four business days after the special meeting, two business days before the closing date. A public announcement of the Election Date will be made at least five business days prior to the anticipated closing date. A public announcement of any delay in the closing will be made promptly, along with an announcement of the rescheduled Election Date, when determined.

INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION

PLEASE NOTE: TOTAL SHARES YOU HOLD ARE LISTED IN THE ADDRESS LABEL AREA OF THIS FORM.

1	Sign, date and include your daytime telephone number in this Form of Election in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

2	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER Note that The Bank of New York may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

3	If you are electing to receive all stock, please check this box only.

4	If you are electing to receive all cash, please check this box only.

5	To specify no election, please check this box only.

6	If you choose the combination, you must indicate the number of shares you are electing to receive all stock and/or all cash. Any remaining shares will be deemed non-electing shares.

7	Please provide certificate information in Box 7.

8	If you want your Teva Pharmaceutical Industries Limited ADRs, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 8. Signature(s) in Box 8 must be medallion guaranteed.

9	If you want your Teva Pharmaceutical Industries Limited ADRs, check for fractional shares, and/or check for cash to be delivered to someone other than the undersigned, or to the undersigned at an address other than shown, complete the Special Delivery Instructions in Box 9. Signature(s) in Box 9 must be medallion guaranteed.

Please refer to the accompanying Instructions in your packet for additional information. If you wish to designate an allocation of the merger consideration among your IVAX shares for tax purposes, please consult your tax advisor.

HOW TO CONTACT THE INFORMATION AGENT, D.F. KING & CO., INC.

By Telephone - 9 a.m. to 7 p.m. Eastern Daylight Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico: 1-800-549-6697 (Toll Free)

From outside the U.S.: (212) 269-5550 (Collect)

WHERE TO FORWARD YOUR FORM OF ELECTION

By Regular Mail:	By Overnight Courier:	By Hand:

The Bank of New York (TEVA – IVAX) P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York (TEVA – IVAX) 161 Bay State Drive Braintree, MA 02184	The Bank of New York Tender & Exchange Dept. – 11W 101 Barclay Street New York, NY 10286

INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION

These instructions are for the accompanying Form of Election for the registered shareholders of IVAX Corporation. All elections are subject to the Agreement and Plan of Merger, dated July 25, 2005, by and among IVAX Corporation (“IVAX”), Teva Pharmaceutical Industries Limited (“Teva”), Ivory Acquisition Sub, Inc., a wholly owned subsidiary of the Teva, and Ivory Acquisition Sub II, Inc., a wholly owned subsidiary of Teva (the “Merger Agreement”), which was furnished to shareholders as part of the Joint Proxy Statement/Prospectus dated September 23, 2005.

GENERAL INSTRUCTIONS

The Form of Election is to be completed and submitted to The Bank of New York (the “Exchange Agent”) not later than the Election Date indicated below by those holders of IVAX shares desiring to make an Election.

If IVAX shares represented by IVAX share certificate(s) are held, the Form of Election must be accompanied by the IVAX stock certificate(s) representing the IVAX shares for which an election or a guarantee of delivery of those IVAX shares has been made. If IVAX shares are held in book-entry form, only the Form of Election need be returned. DO NOT SEND IVAX STOCK CERTIFICATES TO IVAX OR TEVA. Until a record holder’s IVAX share certificate(s) or confirmation of a book-entry transfer of the holder’s IVAX shares into the Exchange Agent’s account at DTC is received by the Exchange Agent at one of the addresses set forth on the front of the Form of Election, together with any other documents the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent, the holder will not receive a Teva American Depositary Receipt (“ADR”) and/or check representing cash consideration or cash in lieu of fractional shares (if any) in exchange for the holder’s IVAX share certificate(s). No interest will accrue on any cash consideration or any cash in lieu of fractional shares.

Any holder of IVAX shares who has made an election by submitting a Form of Election to the Exchange Agent may at any time prior to the Election Date revoke an election and withdraw the certificate(s) for the holder’s IVAX shares deposited with the Exchange Agent by written notice to the Exchange Agent received not later than 5:00 p.m., local time, on the Election Date. After the Election Date, a holder of IVAX shares may not change an election and may not withdraw such holder’s certificate(s) unless the Merger Agreement is terminated.

If the Exchange Agent, The Bank of New York, has not RECEIVED a properly completed Form of Election from a holder of shares of IVAX common stock at the Exchange Agent’s designated office by 5:00 p.m., local time, on or prior to the Election Date (as defined below), such holder shall be deemed to have made no election and such holder’s shares of IVAX common stock shall be deemed to be Non-Electing Shares (as defined in the Merger Agreement). The “Election Date” is either (1) October 27, 2005, which is the date of the special meeting of IVAX shareholders called to adopt the Merger Agreement or, (2) if the closing date is more than four business days after the special meeting, two business days before the closing date. A public announcement of the Election Date will be made at least five business days prior to the anticipated closing date. A public announcement of any delay in the closing will be made promptly, along with an announcement of the rescheduled Election Date, when determined.

FORM OF ELECTION

ABOUT YOU AND YOUR SHARES

Shown in the “Description of IVAX Corporation Stock Surrendered” box (Box 7) is the number of shares owned by you as reflected on the records of IVAX at the time of mailing these instructions. The total shares are included in the address label area of the Form of Election. If your stock certificate(s) is lost, please contact Mellon Investor Services LLC, the Transfer Agent, at 1-800-839-2616. Strike any incorrect address information that appears in the “Description of IVAX Corporation Stock Surrendered” box. Clearly print the correct address in the space beside the printed information.

ELECTION OPTIONS AND REQUIRED SIGNATURES (BOXES 1-6)

The terms of the Merger Agreement allow you to choose, subject to certain limitations, the type of consideration you receive for each of your shares. For more information, please refer to the Joint Proxy Statement/Prospectus dated September 23, 2005. Regardless of the option you choose, your stock certificate(s) must be returned with the Form of Election for your election to be valid.

A)	Election Options (BOXES 3-6)

Select from the following options:

Box 3.	Exchange each of your IVAX shares for Teva ADRs (“all stock election”). Check Box 3 on the Form of Election if you would like to make the all stock election for each of your IVAX shares being surrendered with this Form of Election. You will receive 0.8471 Teva ADRs for each IVAX share, subject to proration to ensure that 50% of the IVAX shares outstanding immediately prior to the effective time of the IVAX merger will be converted into the right to receive 0.8471 Teva ADRs per share and 50% of the IVAX shares outstanding immediately prior to the effective time of the IVAX merger will be converted into the right to receive cash consideration of $26.00 per share. No fractional shares will be issued, and you will receive a cash payment in lieu of fractional shares.

Box 4.	Exchange each of your IVAX shares for cash (“all cash election”). Check Box 4 on the Form of Election if you would like to make the all cash election for all of your IVAX shares being surrendered with this Form of Election. You will receive $26.00 for each IVAX share you surrender, subject to proration to ensure that 50% of the IVAX shares outstanding immediately prior to the effective time of the IVAX merger will be converted into the right to receive 0.8471 Teva ADRs per share and 50% of the IVAX shares outstanding immediately prior to the effective time of the IVAX merger will be converted into the right to receive cash consideration of $26.00 per share.

Box 5.	No preference indicated as to form of consideration. Check Box 5 on the Form of Election if you do not wish to indicate any preference as to the form of consideration you will receive for your IVAX shares in the merger. If you indicate that you have no preference as to the form of consideration, you may receive stock and/or cash with respect to all or any number of your IVAX shares based on the election of other holders.

Box 6.	Exchange some of your IVAX shares for all cash and some of your IVAX shares for all stock. Check Box 6 if you wish to make the stock election and/or the cash election with respect to some, but not all, of your IVAX shares being surrendered with the Form of Election. Indicate the number of shares for which you are electing to receive all stock and/or all cash in the space provided. Any remaining shares not covered by your election will be deemed to be “non-electing” shares and treated as “Non-Electing Shares” under the Merger Agreement.

B)	Required Signatures (Box 1)

All individuals listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.

By your signature, you (1) acknowledge receipt of the Joint Proxy Statement/Prospectus and agree that all elections, instructions and orders in the Form of Election are subject to the terms and conditions of the Merger Agreement, the Joint Proxy Statement/Prospectus and the instructions applicable to the Form of Election; (2) represent and warrant that you are, as of the date hereof, and will be, as of the effective time of the merger, the record holder of the IVAX shares represented by the share certificate(s) surrendered herewith, with good title to those common shares and full power and authority (i) to sell, assign and transfer those common shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (ii) to make the election indicated on this Form of Election; (3) agree that you will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the IVAX shares represented by the share certificate(s) surrendered herewith; (4) irrevocably appoint the Exchange Agent, as your agent, to effect the exchange pursuant to the Merger Agreement and the instructions hereto; (5) authorize and instruct the Exchange Agent to deliver the certificate(s) covered hereby, and to receive on your behalf, in exchange for the IVAX shares represented by that certificate(s), any check and/or any certificate(s) for Teva ADRs issuable to the undersigned; (6) authorize the Exchange Agent to follow any election and to rely upon all representations, certifications and instructions contained in the Form of Election; and (7) agree that all authority conferred or agreed to be conferred in the Form of Election is binding upon your successors, assigns, heirs, executors, administrators and legal representatives and is not affected by, and survives, your death or incapacity.

C)	W-9 Certification (Box 2)

Insert and certify your Social Security Number. Regardless of whether you have previously furnished a Taxpayer Identification Number (TIN), Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the Substitute Form W-9 Certification.

If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to exchange the shares.

VALIDITY OF SURRENDER; IRREGULARITIES

Any disputes regarding your election or the elections made by other IVAX shareholders will be resolved by the Exchange Agent (in consultation with IVAX and Teva) and its decision will be final for all parties concerned. The Exchange Agent has the right, subject to reasonable discretion, to reject any and all Forms of Election which it determines are not in proper form or to waive minor defects in any Form of Election. Surrenders of stock certificate(s) will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. None of the Exchange Agent, IVAX or Teva is under any obligation to provide notification of any defects in the deposit and surrender of any certificate(s) formerly representing IVAX shares, nor shall the Exchange Agent, IVAX or Teva be liable for any failure to give any such notification. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Date.

LOST, MISSING OR DESTROYED CERTIFICATE(S)

Contact Mellon Investor Services LLC, the Transfer Agent for IVAX shares, at 1-800-839-2616.

UNLESS THERE ARE SPECIAL TRANSFER INSTRUCTIONS OR SPECIAL DELIVERY INSTRUCTIONS, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

a)	Verify the election you have chosen;

b)	Sign, and date the Form of Election and include your daytime phone number;

c)	Insert and certify your SSN or TIN and sign in Box 2; and

d)	Include your IVAX stock certificates, if applicable, along with the Form of Election in the enclosed envelope.

e)	If you are reporting lost, stolen or destroyed certificates, please contact Mellon Investor Services LLC at 1-800-839-2616.

SPECIAL TRANSFER INSTRUCTIONS (Box 8)

If you want your Teva ADRs registered or your check for fractional ADS, and/or check for cash made payable in a name or names different from the name printed on the Form of Election, please follow the instructions below.

Indicate the full name and address of the transferee(s) (the person whose name the ADRs and/or check will be registered); the transferee(s) must complete and certify their Tax Identification or Social Security Number on the Substitute W-9; the registered holder(s) (in whose name the

IVAX shares are currently held) must sign the front of the Form of Election and the registered holder(s) must have their signature(s) Medallion Guaranteed. A Medallion Guarantee can be obtained from a financial institution such as a bank or securities broker that is a member of the Securities Transfer Association Medallion Program, The Stock Exchange Medallion Program or The New York Stock Exchange, Inc. Medallion Guaranteed Program. (Please note that a notary is not acceptable). If this endorsement is executed in a fiduciary/representative capacity, appropriate certified evidence of transfer authority must be submitted with the Form of Election.

SPECIAL DELIVERY INSTRUCTIONS (Box 9)

If you want your Teva ADRs, check for fractional ADS, and/or check for cash to be delivered to someone other than the registered holder or to a different address than the one shown on the front of the Form of Election, please complete this box. A Medallion Guarantee must be obtained.

NOTICE OF GUARANTEED DELIVERY.

If your IVAX share certificates are not immediately available or you cannot deliver your certificates and all other required documents to the Exchange Agent or cannot complete the procedure for delivery of IVAX shares by book-entry transfer into the Exchange Agent’s account at the Depository Trust Company (DTC) prior to the Election Date, you may deliver your IVAX shares by properly completing and duly executing a Notice of Guaranteed Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States; (2) prior to the Election Date, the Exchange Agent receives a properly completed and duly executed Notice of Guaranteed Delivery, as provided herein, together with a properly completed and duly executed Form of Election and any other documents required by the Form of Election; and (3) the certificates for all the IVAX shares covered by the Notice of Guaranteed Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such IVAX shares into the Exchange Agent’s account at DTC), are received by the Exchange Agent within three American Stock Exchange trading days after the Election Date. If the above requirements are not satisfied in a timely manner, you will be deemed to have made no election.

If your circumstances differ from those listed above, or if you have any other questions, please contact D.F. King & Co., Inc., the Information Agent, toll-free at 1-800-549-6697 or collect at (212) 269-5550.

EMPLOYEE STOCK PURCHASE PLAN PARTICIPANTS

Any reference to the term “certificate” means IVAX common shares held in certificate form. Your 1999 Employee Stock Purchase Plan shares are held as book entry; therefore, you will not have any certificates to surrender. However, you are still required to complete the Form of Election as explained in the Section entitled ELECTION OPTIONS AND REQUIRED SIGNATURES in the INSTRUCTIONS section of this booklet. Please note: prior to the date of the Merger Agreement, IVAX amended its 1999 Employee Stock Purchase Plan to end all offerings then underway as of September 30, 2005 and to prevent any new offerings from starting after such date.

DELIVERY INSTRUCTIONS

The Bank of New York

By Regular Mail:

The Bank of New York

(TEVA – IVAX)

P.O. Box 859208

Braintree, MA 02185-9208

By Overnight Courier:

The Bank of New York

(TEVA – IVAX)

161 Bay State Drive

Braintree, MA 02184

By Hand:

The Bank of New York

Tender & Exchange Dept. – 11W

101 Barclay Street

New York, NY 10286

For Notice of Guaranteed Delivery:

(Eligible Institutions only)

Facsimile: (781) 380-3388

Confirmation of Notice of Guaranteed Delivery

(Eligible Institutions only)

Telephone: (781) 843-1833

Extension: 0 or 200